EXHIBIT 99.1

Yelp Drove Record Net Revenue in the Third Quarter 2023 as
it Delivered More Value to Advertisers

Third quarter Net Revenue increased by 12% year over year to a record $345 million

Net Income increased by 539% year over year to a strong $58 million

Adjusted EBITDA increased by 30% year over year to a record $96 million

Raises full-year outlook to $1.332 billion to $1.337 billion of Net Revenue and $319 million to $324 million of Adjusted EBITDA

SAN FRANCISCO--(BUSINESS WIRE)--Nov. 2, 2023--Yelp Inc. (NYSE: YELP), the company that connects people with great local businesses, today posted its financial results for the third quarter ended September 30, 2023 in the Q3 2023 Shareholder Letter available on its Investor Relations website at www.yelp-ir.com.

“We continued to see strong momentum from our product-led strategy as our team delivered another quarter with a number of record-breaking results,” said Jeremy Stoppelman, Yelp's co-founder and chief executive officer. “Third quarter net revenue reached a new high, driven by record advertising revenue in our services category as service pros spent more on Yelp than ever before, 25% growth in our self-serve channel and a 9% increase in ad clicks year over year. As we continue to execute on our robust product roadmap to make Yelp the go-to platform for services, deliver more value to advertisers, and enhance the overall consumer experience, I’m excited about the opportunities ahead to drive profitable growth and long-term shareholder value.”

“The Yelp team delivered its 10th consecutive quarter of double-digit revenue growth in the third quarter,” said David Schwarzbach, Yelp’s chief financial officer. “Net revenue grew 12% year over year while net income margin expanded 14 percentage points year over year. Adjusted EBITDA increased by 30% year-over-year to a record $96 million, representing a 28% adjusted EBITDA margin. Investing in our product-led strategy has continued to strengthen Yelp for the long term, giving us even more conviction in the durability of our business.”

Quarterly Conference Call
Yelp will host a live webcast today at 2:00 p.m. Pacific Time to discuss the third quarter financial results and outlook for the full year 2023. The webcast of the Q&A can be accessed on the Yelp Investor Relations website at www.yelp-ir.com. A replay of the webcast will be available at the same website.
About Yelp
Yelp Inc. (yelp.com) is a community-driven platform that connects people with great local businesses. Millions of people rely on Yelp for useful and trusted local business information, reviews and photos to help inform their spending decisions. As a one-stop local platform, Yelp helps consumers easily discover, connect and transact with businesses across a broad range of categories by making it easy to request a quote for a service, book a table at a restaurant, and more. Yelp was founded in San Francisco in 2004.
Yelp intends to make future announcements of material financial and other information through its Investor Relations website. Yelp will also, from time to time, disclose this information through press releases, filings with the Securities and Exchange Commission, conference calls, or webcasts, as required by applicable law.

Forward-Looking Statements
This press release contains forward-looking statements relating to, among other things, Yelp’s future performance, its investment plans, and its ability to deliver profitable growth and shareholder value over the long term, that are based on its current expectations, forecasts, and assumptions that involve risks and uncertainties.
Yelp’s actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Factors that could cause or contribute to such differences include, but are not limited to:

•macroeconomic uncertainty — including related to inflation, rising interest rates, supply chain issues, and the lingering impact of the COVID-19 pandemic — and its effect on consumer behavior, user activity and advertiser spending;
•the impact of fears or actual outbreaks of disease and any resulting changes in consumer behavior, economic conditions or governmental actions;
•Yelp’s ability to maintain and expand its base of advertisers, particularly if advertiser turnover substantially worsens and/or consumer demand significantly degrades;
•Yelp’s ability to maintain continued growth in connection with strategic investments;
•Yelp’s ability to continue to operate effectively with a primarily remote work force and attract and retain key talent;
•Yelp’s limited operating history in an evolving industry; and
•Yelp’s ability to generate and maintain sufficient high-quality content from its users.

Factors that could cause or contribute to such differences also include, but are not limited to, those factors that could affect Yelp’s business, operating results and stock price included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Yelp’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q at www.yelp-ir.com or the SEC’s website at www.sec.gov.

Investor Relations Contact:
Kate Krieger
ir@yelp.com

Press Contact:
Amber Albrecht
press@yelp.com

YELP INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$305,103	$306,379
Short-term marketable securities	121,468	94,244
Accounts receivable, net	159,633	131,902
Prepaid expenses and other current assets	39,735	63,467
Total current assets	625,939	595,992
Property, equipment and software, net	72,373	77,224
Operating lease right-of-use assets	72,098	97,392
Goodwill	101,927	102,328
Intangibles, net	7,977	8,997
Other non-current assets	147,004	133,989
Total assets	$1,027,318	$1,015,922

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued liabilities	$143,889	$137,950
Operating lease liabilities — current	38,733	39,674
Deferred revenue	7,064	5,200
Total current liabilities	189,686	182,824
Operating lease liabilities — long-term	57,527	86,661
Other long-term liabilities	40,531	36,113
Total liabilities	287,744	305,598

Stockholders' equity:
Common stock	—	—
Additional paid-in capital	1,757,174	1,649,692
Treasury stock	(267)	—
Accumulated other comprehensive loss	(15,278)	(15,545)
Accumulated deficit	(1,002,055)	(923,823)
Total stockholders' equity	739,574	710,324
Total liabilities and stockholders' equity	$1,027,318	$1,015,922

YELP INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net revenue	$345,122	$308,891	$994,686	$884,403

Costs and expenses:
Cost of revenue (1)	28,370	26,805	84,613	77,222
Sales and marketing (1)	137,703	133,061	424,308	388,570
Product development (1)	81,020	75,803	254,247	233,336
General and administrative (1)	45,695	48,381	145,609	126,141
Depreciation and amortization	10,461	11,417	31,881	34,165
Total costs and expenses	303,249	295,467	940,658	859,434
Income from operations	41,873	13,424	54,028	24,969
Other income, net	6,154	2,691	17,264	4,947
Income before income taxes	48,027	16,115	71,292	29,916
(Benefit from) provision for income taxes	(10,189)	7,007	(475)	13,714
Net income attributable to common stockholders	$58,216	$9,108	$71,767	$16,202

Net income per share attributable to common stockholders
Basic	$0.84	$0.13	$1.03	$0.23
Diluted	$0.79	$0.13	$0.98	$0.22

Weighted-average shares used to compute net income per share attributable to common stockholders
Basic	69,030	70,630	69,366	71,158
Diluted	73,566	72,658	72,920	73,577

(1) Includes stock-based compensation expense as follows:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Cost of revenue	$1,298	$1,148	$4,026	$3,701
Sales and marketing	9,200	8,606	26,921	25,461
Product development	24,047	21,352	74,888	66,781
General and administrative	8,922	7,526	27,469	23,810
Total stock-based compensation	$43,467	$38,632	$133,304	$119,753

YELP INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2023	2022
Operating Activities
Net income	$71,767	$16,202
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	31,881	34,165
Provision for doubtful accounts	26,664	18,249
Stock-based compensation	133,304	119,753
Amortization of right-of-use assets	22,848	24,962
Deferred income taxes	(8,845)	(41,162)
Amortization of deferred contract cost	17,818	13,477
Asset impairment	3,555	10,464
Other adjustments, net	(229)	1,291
Changes in operating assets and liabilities:
Accounts receivable	(54,395)	(38,130)
Prepaid expenses and other assets	3,101	(39,920)
Operating lease liabilities	(30,255)	(29,928)
Accounts payable, accrued liabilities and other liabilities	9,896	58,413
Net cash provided by operating activities	227,110	147,836

Investing Activities
Purchases of marketable securities — available-for-sale	(115,388)	(92,895)
Sales and maturities of marketable securities — available-for-sale	89,613	1,649
Purchases of property, equipment and software	(20,850)	(20,104)
Other investing activities	160	43
Net cash used in investing activities	(46,465)	(111,307)

Financing Activities
Proceeds from issuance of common stock for employee stock-based plans	28,958	16,143
Taxes paid related to the net share settlement of equity awards	(61,142)	(48,161)
Repurchases of common stock	(149,999)	(150,006)
Payment of issuance costs for credit facility	(1,049)	—
Net cash used in financing activities	(183,232)	(182,024)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	903	(3,030)

Change in cash, cash equivalents and restricted cash	(1,684)	(148,525)
Cash, cash equivalents and restricted cash — Beginning of period	307,138	480,641
Cash, cash equivalents and restricted cash — End of period	$305,454	$332,116

Non-GAAP Financial Measures
This press release and statements made during the above referenced webcast may include information relating to Adjusted EBITDA, Adjusted EBITDA margin and Free cash flow, each of which the Securities and Exchange Commission has defined as a "non-GAAP financial measure."

We define Adjusted EBITDA as net income (loss), adjusted to exclude: provision for (benefit from) income taxes; other income, net; depreciation and amortization; stock-based compensation expense; and, in certain periods, certain other income and expense items, such as material litigation settlements, impairment charges and fees related to shareholder activism that we deem not to be indicative of our ongoing operating performance. We define Adjusted EBITDA margin as Adjusted EBITDA divided by net revenue. We define Free cash flow as net cash provided by (used in) operating activities, less cash used for purchases of property, equipment and software.

Adjusted EBITDA and Free cash flow, which are not prepared under any comprehensive set of accounting rules or principles, have limitations as analytical tools and you should not consider them in isolation or as substitutes for analysis of Yelp’s financial results as reported in accordance with generally accepted accounting principles in the United States (“GAAP”). In particular, Adjusted EBITDA and Free cash flow should not be viewed as substitutes for, or superior to, net income (loss) or net cash provided by (used in) operating activities prepared in accordance with GAAP as measures of profitability or liquidity. Some of these limitations are:

•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect all cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•Adjusted EBITDA does not reflect changes in, or cash requirements for, Yelp's working capital needs;
•Adjusted EBITDA does not reflect the impact of the recording or release of valuation allowances or tax payments that may represent a reduction in cash available to Yelp;
•Adjusted EBITDA does not consider the potentially dilutive impact of equity-based compensation;
•Adjusted EBITDA does not take into account any income or costs that management determines are not indicative of ongoing operating performance, such as material litigation settlements, impairment charges and fees related to shareholder activism;
•Free cash flow does not represent the total residual cash flow available for discretionary purposes because it does not reflect our contractual commitments or obligations; and
•other companies, including those in Yelp’s industry, may calculate Adjusted EBITDA and Free cash flow differently, which reduces their usefulness as comparative measures.

Because of these limitations, you should consider Adjusted EBITDA, Adjusted EBITDA margin and Free cash flow alongside other financial performance measures, including net income (loss), net cash provided by (used in) operating activities and Yelp’s other GAAP results.

The following is a reconciliation of net income to Adjusted EBITDA, as well as the calculation of net income margin and Adjusted EBITDA margin, for each of the periods indicated (in thousands, except percentages; unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Reconciliation of Net Income to Adjusted EBITDA:
Net income	$58,216	$9,108	$71,767	$16,202
(Benefit from) provision for income taxes	(10,189)	7,007	(475)	13,714
Other income, net	(6,154)	(2,691)	(17,264)	(4,947)
Depreciation and amortization	10,461	11,417	31,881	34,165
Stock-based compensation	43,467	38,632	133,304	119,753
Litigation settlement(1)(2)	—	—	11,000	—
Asset impairment(1)	—	10,464	3,555	10,464
Fees related to shareholder activism(1)	671	—	671	—
Adjusted EBITDA	$96,472	$73,937	$234,439	$189,351

Net revenue	$345,122	$308,891	$994,686	$884,403
Net income margin	17%	3%	7%	2%
Adjusted EBITDA margin	28%	24%	24%	21%
(1) Recorded within general and administrative expenses on our Condensed Consolidated Statements of Operations.
(2) Represents the loss contingency recorded in connection with the settlement of a putative class action lawsuit asserting claims under the California Invasion of Privacy Act. For additional information, see our most recently filed Quarterly Report on Form 10-Q at www.yelp-ir.com or the SEC’s website at www.sec.gov.
The following is a reconciliation of net cash provided by operating activities to Free cash flow for each of the periods indicated (in thousands; unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net cash provided by operating activities	$104,859	$69,604	$227,110	$147,836
Purchases of property, equipment and software	(5,697)	(5,606)	(20,850)	(20,104)
Free cash flow	$99,162	$63,998	$206,260	$127,732

Net cash provided by (used in) investing activities	$420	$(96,828)	$(46,465)	$(111,307)

Net cash used in financing activities	$(70,327)	$(60,998)	$(183,232)	$(182,024)